Exhibit 99.1

Enbridge to Acquire Tallgrass’ Crude Transportation Business, Expanding Its Leading North American Crude Oil Franchise

CALGARY, Alberta – September 9, 2026 – Enbridge Inc. (TSX: ENB) (NYSE: ENB) (“Enbridge” or the “Company”) announced today that, through a wholly-owned subsidiary, it has entered into a definitive agreement with wholly-owned subsidiaries of Tallgrass Energy, LP (“Tallgrass”) to acquire its crude oil business which includes:

•	75% of Pony Express Pipeline (Pony Express), a 1,050-mile, ~460 kbpd crude system connecting Rockies production to Cushing, OK with direct access to ~500 kbpd of refining capacity.
•	51% of Powder River Gateway system, including two crude pipelines capable of delivering a combined capacity of ~240 kbpd.
•	~8.4 million barrels of storage capacity across nine crude terminals connected into Pony Express, inclusive of a 60.3% non-operating interest in the Deeprock Crude Terminal in Cushing, OK.
•	Stanchion Energy, a crude marketing business which drives incremental throughput and optimizes value of the other acquired assets.

Under the agreement, Enbridge will acquire the business for cash consideration of U.S.$2.55 billion, subject to customary closing date adjustments, which represents an estimated acquisition multiple of 10-11x forward enterprise value to EBITDA.

Enbridge believes that U.S. crude oil production will continue to play a critical role in meeting global energy demand for decades and this transaction further positions the Company to lead this mission. Specifically, this acquisition provides Enbridge with a strategic connection between the Bakken, Powder River Basin (PRB) and Denver-Julesburg (DJ) basins through Cushing and complements Enbridge's existing Express-Platte system. The Company expects the acquired business to generate significant free cash flows, provide future growth and create opportunities for operational synergies over time across its broader liquids pipeline network.

"This acquisition strengthens Enbridge's position as North America's leading crude oil transporter and expands its footprint into the U.S. Rockies region," said Colin Gruending, Executive Vice President and President of Enbridge Liquids Pipelines. "The Pony Express system is a premier crude oil corridor connecting some of North America's most productive basins with key refining and market centers. These assets complement our broader North American footprint. As operator of Pony Express, we look forward to leveraging Enbridge's proven operational capabilities to safely and reliably serve customers across the system.”

Pony Express is highly contracted throughout the decade with predominantly investment grade counterparties. Available takeaway capacity from the DJ/PRB remains closely aligned with expected basin production, supporting utilization and contract renewal expectations. The acquisition includes the PXP2 growth project, an incremental U.S.$0.3 billion expansion of Pony Express expected to increase capacity to approximately 515 kbpd. PXP2 is underpinned by take-or-pay contracts, is expected to enter service in late 2027, and, upon closing of the transaction, will be added to Enbridge’s $41 billion secured growth backlog.

The transaction is expected to close later in 2026, subject to receipt of customary regulatory approvals and closing conditions, including clearance from the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Financial Outlook & Considerations

Enbridge expects the transaction to be accretive to distributable cash flow per share in the first full year of ownership; however, given expected closing later in the year, the Company’s 2026 financial guidance is not materially impacted by this announcement.

An equity offering by the Company will partially fund the acquisition announced today, the acquisition of Salt Creek Midstream’s crude gathering business announced on August 26, 2026, and provide flexibility for future growth. A supplemental presentation has been posted to Enbridge's website with more details on the transaction.

Enbridge’s $41 billion secured growth backlog is expected to be financed through the Company’s $10 to $11 billion of average annual growth capital investment capacity.

The Company is committed to maintaining its financial strength and continues to target leverage of 4.5x to 5.0x Debt-to-Adjusted EBITDA while retaining strong investment grade credit ratings.

The Company is also reaffirming its medium-term outlook of approximately 5% compound average growth in EBITDA, DCF/share and EPS.

Enbridge’s Advisors

Citi acted as exclusive financial advisor and Sidley Austin LLP and Sullivan & Cromwell LLP acted as legal advisors on the transaction.

Conference Call Details

Enbridge will host a pre-recorded conference call on September 9, 2026, at 4:30 p.m. Eastern Time (2:30 p.m. Mountain Time). Members of the media and other interested parties can access the call toll free at 1-833-461-5787 (conference ID: 180 804 054). The call will be webcast live, please register at https://events.q4inc.com/attendee/180804054. A webcast replay will be available soon after the conclusion of the event.

The webcast will include prepared remarks from the executive team. Enbridge's media and investor relations teams will be available after the call for any additional questions.

About Enbridge Inc.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil and renewable power networks and our European offshore wind portfolio. We're investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on more than a century of operating conventional energy infrastructure and two decades of experience in renewable power. We're advancing new technologies including hydrogen, renewable natural gas, and carbon capture and storage. Headquartered in Calgary, Alberta, Enbridge's common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges. To learn more, visit us at enbridge.com.

Forward-Looking Statement

This news release contains both historical and forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements have been included in this news release to provide readers with information about Enbridge and its subsidiaries and affiliates, including management's assessment of Enbridge's and its subsidiaries' future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ''anticipate'', ''expect'', ''project'', ''estimate'', ''forecast'', ''plan'', ''intend'', ''target'', ''believe'', "likely", and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking statements included in this news release include, but are not limited to, statements regarding the proposed acquisition of Tallgrass Energy's crude oil transportation, gathering, storage and terminaling assets, including the anticipated timing, completion, financing and benefits of the transaction; the equity offering, including its anticipated use of proceeds; expected free cash flows, growth opportunities, operational synergies and accretion to distributable cash flow per share; the Pony Express Pipeline expansion, including its expected capacity increase and anticipated in-service date; and related matters.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include the following: the expected supply of, demand for, export of and prices of crude oil, natural gas, natural gas liquids (NGL), liquefied natural gas (LNG), renewable natural gas (RNG) and renewable energy; anticipated utilization of our assets; exchange rates; inflation; interest rates; tariffs and trade policies; availability and price of labor and construction materials; the stability of our supply chain; operational reliability; maintenance of support and regulatory approvals for our projects and transactions; anticipated in-service dates; weather; the timing, terms and closing of acquisitions, dispositions and other transactions; the realization of anticipated benefits of transactions; governmental legislation; litigation; estimated future dividends and impact of our dividend policy on our future cash flows; our credit ratings; capital project funding; hedging program; expected earnings before interest, income taxes, and depreciation and amortization (EBITDA); expected earnings/(loss); expected future cash flows; and expected distributable cash flow. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG, RNG and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation, interest rates and tariffs impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs and are therefore inherent in all forward-looking statements. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labor and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labor and material costs; the effects of interest rates on borrowing costs; the impact of weather; and customer, government, court and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Enbridge's forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic priorities; operating performance; legislative and regulatory parameters; litigation; acquisitions, dispositions and other transactions and the realization of anticipated benefits therefrom; evolving government trade policies, including potential and announced tariffs, duties, fees, economic sanctions or other trade measures; operational dependence on third parties; dividend policy; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; public opinion; changes in tax laws and tax rates; exchange rates; inflation; interest rates; commodity prices; access to and cost of capital; our ability to maintain adequate insurance in the future at commercially reasonable rates and terms; political decisions; global geopolitical conditions; and the supply of, demand for and prices of commodities and other alternative energy, including but not limited to, those risks and uncertainties discussed in this news release and in our filings with Canadian and U.S. securities regulators. The impact of any one assumption, risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and our future course of action depends on management's assessment of all information available at the relevant time.

Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statement made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

FOR FURTHER INFORMATION PLEASE CONTACT:

Enbridge Media Toll Free: (888) 992-0997 Email: media@enbridge.com	Investment Community Marlon Samuel Toll Free: (800) 481-2804 Email: investor.relations@enbridge.com